Coopers                       Coopers & Lybrand L.L.P.
& Lybrand
                              a professional services firm




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


To The Shareholders and
Board of Trustees of
Mackenzie Florida Limited Term Municipal Fund

We consent to the inclusion in the Registration Statement of Voyageur Investment Trust II on Form N-14 of our report dated August 11, 1995, on our audit of the financial statements and financial highlights of Mackenzie Florida Limited Term Municipal Fund (a series of the Mackenzie Series Trust) appearing in the June 30, 1995 Annual Report to Shareholders of the Fund, which annual report is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.


Fort Lauderdale, Florida
March 26, 1996


Coopers & Lybrand, a registered limited liability partnership is a member firm of Coopers & Lybrand (International).